EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of American Realty Capital Properties, Inc.

EXECUTED October 28, 2011

AMERICAN REALTY CAPITAL II, LLC

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Manager

ARC PROPERTIES ADVISORS, LLC

By: American Realty Capital II, LLC,
Its Sole Member

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Manager

/s/ Nicholas S. Schorsch
Nicholas S. Schorsch

/s/ William M. Kahane
William M. Kahane